Exhibit 10.2

LOCKUP AGREEMENT

June 26, 2022

This agreement (the “Lockup Agreement”) is being delivered to you by the undersigned shareholder of the Company (the “Shareholder”) in connection with an understanding by and between AgEagle Aerial Systems, Inc., a Nevada corporation (the “Company”), and Alpha Capital Anstalt or its assigns (the “Holder”).

Reference is hereby made to (a) the Securities Purchase Agreement, dated June 26, 2022 (the “Purchase Agreement”), by and between the Company and the Holder pursuant to which the Holder acquired shares (“Shares”) of Series F Preferred Stock of the Company. Capitalized terms used herein but not defined herein shall have the meaning as set forth in the Purchase Agreement. The Company, as a condition to the Holder’s purchase of the Shares, is requiring this Lockup Agreement from all officers and directors of the Company’s common stock or convertible equivalents.

The Shareholder agrees with the Company and the Holder that, for a period of 100 days from the date hereof (such period, the “Restricted Period”), neither the Shareholder, nor any Affiliate of the Shareholder which has or shares discretion relating to the Shareholder’s investments or trading or information concerning the Shareholder’s investments, including in respect of the shares of common stock (together, the “Shareholder’s Trading Affiliates”), collectively, shall not sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock, or shares of Common Stock underlying any Common Stock Equivalents held by the Shareholder on the date hereof (collectively, the “Restricted Securities”) other than up to $250,000 worth of shares pursuant to a 10b-5(1) plan, after which time, the restrictions set forth in this Lockup Agreement shall cease.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Shareholder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the NYSE American consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Lockup Agreement; provided that, as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a Lockup agreement in the form of this Lockup Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Shareholder and the Shareholder r’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Lockup Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Lockup Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement, provided that, with respect to any notices, consents, waivers or other communications to be made by the Company to the Shareholder, such notice, consent, waiver or other communication shall be delivered to the Shareholder at the e-mail address or facsimile number on the signature page hereto.

This Lockup Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Lockup Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Lockup Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Lockup Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Lockup Agreement may not be amended or modified except in writing signed by each of the parties hereto, including the Holder.

All questions concerning the construction, validity, enforcement and interpretation of this Lockup Agreement shall be governed by the applicable provisions of the Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Lockup Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Lockup Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties, including, without limitation, the Holder, shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

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The obligations of the Shareholder under this Lockup Agreement are several and not joint with the obligations of any other signatory under any other similar agreement, and the Shareholder shall not be responsible in any way for the performance of the obligations of any other person under any such other agreement. Nothing contained in this Lockup Agreement, and no action taken by the Holder or the Company pursuant hereto, shall be deemed to constitute the Holder and the Shareholder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Company or the Shareholder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lockup Agreement and the Company acknowledges that the Holder and the Shareholder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Lockup Agreement or any other agreement. The Company and the Shareholder confirm that the Shareholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.

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The parties hereto have executed this UAVS Lockup Agreement as of the date first set forth above.

Sincerely,

AgEagle Aerial Systems, Inc.

By:	/s/ Barrett Mooney
Name:	Barrett Mooney
Title:	Chief Executive Officer

Agreed to and Acknowledged:

“SHAREHOLDER”

/s/ Barrett Mooney

Barrett Mooney

/s/ Nicole Fernandez-McGovern

Nicole Fernandez-McGovern

/s/ Grant Begley

Grant Begley

/s/ Luisa Ingargiola

Luisa Ingargiola

/s/ Thomas Gardner

Thomas Gardner

[Signature Page to UAVS Lockup]

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